SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 8, 2013, Research Frontiers (Nasdaq: REFR) announced the formation of its VariGuard business unit that will sell a line of exhibit display products based on the Company’s SPD technology. VariGuard will feature its products at Museum Expo 2013, which will be held from May 19-22, 2013 at the Baltimore Convention Center in Baltimore, MD.

Excessive light-exposure is a leading cause of irreversible damage to many precious objects, particularly works on paper, textiles and watercolors. Presently, no display system is able to provide these artifacts with any protection against visible light damage.

VariGuard provides the world’s first and only display panels that limit an artifact’s light-exposure only to when the artifact is being viewed. This provides unequalled protection for light-sensitive artifacts by substantially reducing an artifact’s overall lux-hour exposure when compared to conventional display panels.

VariGuard panels are offered in glass or plastic fabrications, are available with anti-reflection and IR-rejection properties, and block approximately 99% of harmful UV light at all times. These panels are controlled manually or automatically by using motion- or photo-sensors. VariGuard panels can be used in new display systems and to retrofit existing systems.

Dr. Seth Van Voorhees, Research Frontiers’ Chief Financial Officer and leader of the VariGuard business unit, commented: “Today, many one-of-a-kind documents and priceless works of art are exposed to levels of visible light that cause permanent damage. VariGuard products are unique in their ability to protect these valuable artifacts from visible light damage while simultaneously enhancing the viewing experience.”

The Brooklyn Museum is using VariGuard technology in three cases to protect and extend the exhibition period of a 17th century atlas, an 18th century Indian map printed on cotton, and an Incan wool tunic.

Information about Museum Expo 2013 can be found on the event website. For further information about VariGuard products, including video demonstrations, please visit www.VariGuard.com. Additional information about Research Frontiers’ SPD-Smart light-control technology is available at www.SmartGlass.com.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Research Frontiers Press Release dated May 8, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: May 8, 2013